eHealth, Inc. Announces Fourth Quarter and Fiscal Year 2025 Results
Achieves record-breaking quarterly revenue
Ends FY’25 with highest ever commissions receivable balance of $1.1 billion
Increases financial flexibility with $125.0 million asset-based revolving credit facility
Launches AI voice agent at scale during Medicare Annual Enrollment Period

INDIANAPOLIS, Indiana — February 25, 2026 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025.

CEO Comments

“In 2025, eHealth delivered strong results, achieving meaningfully higher earnings year-over-year and growth of our commissions receivable in a complex and rapidly evolving environment. We closed the year with another highly successful Annual Enrollment Period (“AEP”), helping hundreds of thousands of seniors navigate another disruptive Medicare Advantage cycle. This is an outcome that speaks to the differentiated value of our platform, brand, and the trust we’ve built with consumers and carrier partners. We've also strengthened our balance sheet, entering 2026 with enhanced financial flexibility and a longer-term commitment of capital to execute our strategic priorities.” – Derrick Duke, Chief Executive Officer

Results Overview
■Successful execution of AEP with a more tenured advisor force, stronger branded channels, expanded member retention programs and scaling of our AI capabilities.
■Q4 2025 total revenue of $326.2 million increased 4% compared to Q4 2024 total revenue of $315.2 million, driven primarily by meaningful Medicare segment growth, partially offset by lower other revenue and positive net adjustment revenue.
■Medicare Advantage (“MA”) constrained lifetime value (“LTV”) of commissions increased 11%, reflecting improved quality and retention trends.
■Total MA submissions(9) across agency and carrier-dedicated Amplify platforms declined 4% year-over-year, as we focused on our highest-margin channels during AEP, de-emphasizing spend on third-party channels.
■Q4 2025 Medicare unit economics expanded 4% year-over-year, driven by higher MA constrained LTV of commissions while total Medicare acquisition cost per MA-equivalent approved member increased 1%, resulting in a Medicare LTV-to-CAC ratio(10) of 2.2x, a meaningful improvement from 2.0x in Q4 2024.
■Q4 2025 GAAP net income of $87.2 million decreased $10.3 million, compared to Q4 2024 GAAP net income of $97.5 million primarily due to a higher year-over-year effective tax rate driven by a difference in quarterly tax expense estimation methods, partially offset by higher total revenue.
■Q4 2025 adjusted EBITDA(1) of $132.9 million improved 10% compared to Q4 2024 adjusted EBITDA(1) of $121.3 million primarily driven by improved Medicare LTV-to-CAC ratio and continued cost efficiency efforts.
■FY 2025 total revenue of $554.0 million increased 4% compared to FY 2024 total revenue of $532.4 million.
■FY 2025 total MA submissions across agency and carrier-dedicated Amplify platforms declined 3% year-over-year.
■FY 2025 GAAP net income of $40.0 million increased significantly compared to FY 2024 GAAP net income of $10.1 million.
■FY 2025 adjusted EBITDA(1) of $97.3 million improved 40% compared to FY 2024 adjusted EBITDA(1) of $69.3 million.
■Cash, cash equivalents and marketable securities of $77.2 million as of December 31, 2025.
■Commissions receivable balance of $1.1 billion as of December 31, 2025 grew 12% compared to $1.0 billion as of December 31, 2024.
■Replaced $70.0 million term loan credit facility with $125.0 million asset-backed revolving credit facility maturing in December 2028, providing additional financial flexibility.
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Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 14 at the end of this press release for definitions of our non-GAAP financial measures. Additionally, see accompanying footnotes on page 14 for additional definitions.

2026 Guidance
Said John Dolan, Chief Financial Officer: “With gains already evident in 2025, we remain firmly focused on enrollment quality and are continuing to build on this positive momentum with the intention to drive break-even operating cash flow in 2026. We plan to further reduce our investment in lower-margin third-party marketing channels, focusing on our direct branded channels and key diversification initiatives. Our guidance also reflects our cost savings efforts already initiated in January 2026, which are expected to generate approximately $30 million of fixed cost savings combined with over $60 million of planned reductions in variable spend in 2026 compared to 2025.”

Based on information available as of February 25, 2026, we are providing guidance for the full year ending December 31, 2026. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2026:

•Total revenue is expected to be in the range of $405.0 million to $445.0 million.
•GAAP net income is expected to be in the range of $8.0 million to $25.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $55.0 million to $75.0 million.
•Operating cash flow is expected to be in the range of $(10.0) million to $12.0 million.

The above guidance includes the expected impact of positive net adjustment revenue in the range of $0 to $20 million.
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Note: See accompanying footnotes on page 14.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, February 25, 2026 at 5:00 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (800) 549-8228. The participant passcode is 52426. The live and archived webcast of the call will also be available under “Events & Presentations” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, financial condition, operations and strategy; our estimates regarding approved members and estimated memberships, in the aggregate and by product category; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding costs per approved member; our expectations regarding our growth and operational strategies and plans, including cost savings, marketing, diversification, enrollment quality initiatives and the expected impact of these initiatives on our business, operating results and financial condition; our ability to execute our operational and strategic plans; our 2026 annual guidance for total revenue, GAAP net income, adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impact on our 2026 annual guidance; our expectations regarding market opportunity, consumer demand and our competitive advantage; the expected financial flexibility resulting from our asset-based revolving credit facility; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and marketplaces, and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to contact our consumers or market our products through specific channels; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges and marketplaces; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; risks associated with our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital, including debt or equity financings, on terms acceptable to us or at all; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation, government enforcement actions or regulatory inquiries in which we are or may from time to time be involved, including the complaint filed against us and certain defendants by the U.S. Attorney’s Office for the District of Massachusetts on May 1, 2025 alleging the violation of the Federal False Claims Act; the performance, reliability and availability of our information technology systems and our ability to maintain and improve such systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including the risks of potential delays, reductions or disruptions in payments from a prolonged government shutdown, inflation, recession, political events, instability or geopolitical tensions, tariffs and trade tensions or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

We have based these forward-looking statements on our current expectations about future events, and these statements are not guarantees of future performance. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law..

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Corporate Development
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$73,725	$39,197
Short-term marketable securities	3,495	43,043
Accounts receivable	7,688	16,807
Contract assets – commissions receivable – current	236,116	242,467
Prepaid expenses and other current assets	13,328	12,961
Total current assets	334,352	354,475
Contract assets – commissions receivable – non-current	886,614	757,523
Property and equipment, net	4,531	4,437
Operating lease right-of-use assets	8,429	12,081
Restricted cash	3,090	3,090
Other assets	25,452	23,819
Total assets	$1,262,468	$1,155,425

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$28,323	$23,448
Accrued compensation and benefits	41,009	43,888
Accrued marketing expenses	16,182	16,612
Lease liabilities – current	7,349	7,732
Other current liabilities	6,207	4,331
Total current liabilities	99,070	96,011
Long-term debt	112,954	68,458
Deferred income taxes – non-current	57,223	38,870
Lease liabilities – non-current	14,050	20,731
Other non-current liabilities	5,519	5,418
Total liabilities	288,816	229,488
Convertible preferred stock	382,057	337,509
Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	761,495	773,371
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	30,116	15,246
Accumulated other comprehensive loss	(62)	(234)
Total stockholders’ equity	591,595	588,428
Total liabilities, convertible preferred stock and stockholders’ equity	$1,262,468	$1,155,425

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenue:
Commission	$297,055	$275,651	8%	$497,955	$461,647	8%
Other	29,183	39,530	(26)%	56,053	70,763	(21)%
Total revenue	326,238	315,181	4%	554,008	532,410	4%
Operating costs and expenses(a):
Marketing and advertising	94,231	97,446	(3)%	181,240	192,631	(6)%
Customer care and enrollment	60,940	62,675	(3)%	162,885	163,448	—%
Technology and content	16,069	14,907	8%	51,829	53,520	(3)%
General and administrative	28,738	27,447	5%	89,555	89,765	—%
Impairment, restructuring and other charges	—	66	(100)%	2,010	9,475	(79)%
Total operating costs and expenses	199,978	202,541	(1)%	487,519	508,839	(4)%
Income from operations	126,260	112,640	12%	66,489	23,571	182%
Interest expense	(3,381)	(2,642)	(28)%	(10,761)	(11,159)	4%
Other income (loss), net	(896)	475	(289)%	2,998	6,900	(57)%
Income before income taxes	121,983	110,473	10%	58,726	19,312	204%
Provision for income taxes	34,800	12,991		18,682	9,255
Net income	87,183	97,482	(11)%	40,044	10,057	298%
Preferred stock dividends	(5,990)	(5,646)		(23,604)	(22,249)
Change in preferred stock redemption value	(7,261)	(6,149)		(26,844)	(22,768)
Net income (loss) attributable to common stockholders	$73,932	$85,687	(14)%	$(10,404)	$(34,960)	70%

Net income (loss) per share attributable to common stockholders(8):
Basic	$2.13	$2.57	(17)%	$(0.34)	$(1.19)	71%
Diluted	$2.06	$2.51	(18)%	$(0.34)	$(1.19)	71%
Weighted-average number of shares used in per share:
Basic	30,890	29,706	4%	30,484	29,335	4%
Diluted	32,024	30,554	5%	30,484	29,335	4%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$577	$621		$2,268	$2,413
Customer care and enrollment	286	358		1,221	1,845
Technology and content	518	733		2,552	3,331
General and administrative	2,075	3,044		9,002	12,292
Total stock-based compensation expense	$3,456	$4,756	(27)%	$15,043	$19,881	(24)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$132,928	$121,289	10%	$97,300	$69,265	40%
Adjusted EBITDA margin(1)	41%	38%		18%	13%
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Note: See accompanying footnotes on page 14.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net income	$87,183	$97,482	$40,044	$10,057
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	497	502	1,881	1,983
Amortization of internally developed software	2,715	3,325	11,877	14,355
Stock-based compensation expense	3,456	4,756	15,043	19,881
Deferred income taxes	35,363	13,523	18,353	9,183
Loss on debt extinguishment	1,207	—	1,207	—
Impairment charges	—	66	868	7,479
Other non-cash items	843	472	247	429
Changes in operating assets and liabilities:
Accounts receivable	(5,835)	(10,943)	9,120	(12,814)
Contract assets – commissions receivable	(215,767)	(186,499)	(122,956)	(81,917)
Prepaid expenses and other assets	2,955	5,690	(4,706)	(4,206)
Accounts payable	22,120	18,138	5,009	16,173
Accrued compensation and benefits	16,742	17,680	(2,879)	3,087
Accrued marketing expenses	10,624	7,404	(430)	(3,728)
Deferred revenue	1,838	550	966	1,411
Accrued expenses and other liabilities	110	192	1,011	261
Net cash used in operating activities	(35,949)	(27,662)	(25,345)	(18,366)
Investing activities:
Capitalized internal-use software and website development costs	(2,273)	(2,692)	(13,058)	(10,762)
Purchases of property and equipment and other assets	(143)	(631)	(2,250)	(2,094)
Purchases of marketable securities	—	(11,105)	(74,010)	(96,985)
Proceeds from redemption and maturities of marketable securities	8,800	22,420	114,750	61,420
Net cash provided by (used in) investing activities	6,384	7,992	25,432	(48,421)
Financing activities:
Repayment of term loan credit facility	(70,732)	—	(70,732)	—
Proceeds from revolving credit facility, net of costs	122,188	—	122,188	—
Payments of deferred financing costs	(8,233)	(1,050)	(9,233)	(1,050)
Net proceeds from exercise of common stock options and employee stock purchases	215	—	404	354
Repurchase of shares to satisfy employee tax withholding obligations	(337)	(1,112)	(2,439)	(3,413)
Principal payments in connection with leases	—	—	—	(4)
Payments of preferred stock dividends	(2,994)	(2,821)	(5,900)	(5,561)
Net cash provided by (used in) financing activities	40,107	(4,983)	34,288	(9,674)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	94	(182)	153	(64)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,636	(24,835)	34,528	(76,525)
Cash, cash equivalents and restricted cash at beginning of period	66,179	67,122	42,287	118,812
Cash, cash equivalents and restricted cash at end of period	$76,815	$42,287	$76,815	$42,287

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). The Medicare segment consists primarily of commissions earned as the broker of record from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible beneficiaries, including but not limited to, dental and vision insurance and hospital indemnity plans. Our commissions may also include certain bonus payments, which are generally based on attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. The Medicare segment also consists of amounts earned in connection with our advertising programs, including other services such as marketing as well as amounts earned from our non-broker of record fee-based arrangements and our performance of various post-enrollment services for members. The E&I segment consists primarily of commissions earned from our sale of individual and family plans, including both qualified and non-qualified plans, employer plans, which include small business health insurance plans and Individual Coverage Health Reimbursement Arrangements (“ICHRAs”), and ancillary products sold to our non-Medicare-eligible consumers, including but not limited to, dental, vision and short-term insurance. To a lesser extent, the E&I segment includes amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets on our website as well as our technology licensing activities.

We report segment information based on how our chief executive officer, who is our chief operating decision maker (“CODM”), regularly reviews our operating results, allocates resources and makes decisions regarding our business operations in the annual budget and forecasting process along with evaluation of actual performance. Our CODM considers budget-to-actual variances on a monthly basis for our segment performance measures when making decisions about allocating capital and personnel to our segments. These performance measures include total segment revenue and segment gross profit (loss).

Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses (“CC&E”) and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department.

The results of our reportable segments are summarized for the periods presented below:

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Medicare:
Total revenue	$319,553	$305,781	5%	$531,213	$500,638	6%
Variable marketing and advertising	(82,598)	(86,091)	4%	(147,081)	(157,121)	6%
Medicare CC&E	(57,496)	(58,659)	2%	(151,092)	(150,613)	—%
Cost of revenue	(1,160)	(1,151)	(1)%	(1,002)	(1,396)	28%
Medicare segment gross profit	$178,299	$159,880	12%	$232,038	$191,508	21%

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Employer and Individual:
Total revenue	$6,685	$9,400	(29)%	$22,795	$31,772	(28)%
Variable marketing and advertising	(1,726)	(1,911)	10%	(4,356)	(4,321)	(1)%
E&I CC&E	(2,843)	(3,371)	16%	(9,378)	(10,103)	7%
Cost of revenue	(90)	(98)	8%	(331)	(398)	17%
E&I segment gross profit	$2,026	$4,020	(50)%	$8,730	$16,950	(48)%

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue	$326,238	$315,181	4%	$554,008	$532,410	4%
Variable marketing and advertising	(84,324)	(88,002)	4%	(151,437)	(161,442)	6%
Segment CC&E	(60,339)	(62,030)	3%	(160,470)	(160,716)	—%
Cost of revenue	(1,250)	(1,249)	—%	(1,333)	(1,794)	26%
Total segment gross profit	$180,325	$163,900	10%	$240,768	$208,458	15%

A reconciliation of our segment gross profit to the Condensed Consolidated Statements of Operations for the periods presented is as follows:

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Total segment gross profit	$180,325	$163,900	10%	$240,768	$208,458	15%
Other marketing and advertising(a)	(8,657)	(8,195)	(6)%	(28,470)	(29,395)	3%
Other CC&E(b)	(601)	(645)	7%	(2,415)	(2,732)	12%
Technology and content	(16,069)	(14,907)	(8)%	(51,829)	(53,520)	3%
General and administrative	(28,738)	(27,447)	(5)%	(89,555)	(89,765)	—%
Impairment, restructuring and other charges	—	(66)	100%	(2,010)	(9,475)	79%
Interest expense	(3,381)	(2,642)	(28)%	(10,761)	(11,159)	4%
Other income (loss), net	(896)	475	(289)%	2,998	6,900	(57)%
Income before income taxes	$121,983	$110,473	10%	$58,726	$19,312	204%

(a)Other marketing and advertising costs consist of fixed marketing and advertising, previously capitalized labor, depreciation and share-based compensation costs.
(b)Other CC&E costs consist of previously capitalized labor, depreciation and share-based compensation costs.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)
Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.
The following table presents commission revenue by product for the periods indicated:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Medicare
Medicare Advantage	$270,846	$251,315	8%	$421,809	$394,942	7%
Medicare Supplement	9,943	7,799	27%	34,142	19,634	74%
Medicare Part D	1,928	6,535	(70)%	4,884	12,773	(62)%
Total Medicare	282,717	265,649	6%	460,835	427,349	8%
Individual and Family
Non-Qualified Health Plans	1,540	1,806	(15)%	1,899	3,640	(48)%
Qualified Health Plans	635	1,404	(55)%	1,934	4,762	(59)%
Total Individual and Family	2,175	3,210	(32)%	3,833	8,402	(54)%
Ancillary	7,870	3,508	124%	19,225	10,787	78%
Small Business	3,120	3,098	1%	11,102	11,545	(4)%
Commission Bonus and Other	1,173	186	531%	2,960	3,564	(17)%
Total Commission Revenue	$297,055	$275,651	8%	$497,955	$461,647	8%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Medicare
Commission revenue from members approved during the period	$286,901	$260,870	$433,205	$412,887
Net commission revenue from members approved in prior periods(a)	3,827	5,905	42,962	18,678
Total Medicare segment commission revenue	290,728	266,775	476,167	431,565
Employer and Individual
Commission revenue from members approved during the period	3,878	4,673	11,537	16,463
Commission revenue from renewals of small business members during the period	2,383	2,540	8,862	9,562
Net commission revenue from members approved in prior periods(a)	66	1,663	1,389	4,057
Total Employer and Individual segment commission revenue	6,327	8,876	21,788	30,082
Total commission revenue	$297,055	$275,651	$497,955	$461,647
_____________
(a)For all existing cohorts approved in prior periods, we reassess assumptions for our constrained lifetime value (“LTV”) of commissions on a quarterly basis and compare to the current constrained LTV recognized on these cohorts. To the extent there is an indication of a change to expected cash collections for these cohorts, net commission revenue from members approved in prior periods, also referred to as net adjustment revenue, is recorded to adjust revenue previously recognized for the affected cohorts. Net adjustment revenue includes both increases and reductions to revenue; however, adjustments increasing revenue are only recognized when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Fourth Quarter of 2025

	Three Months Ended December 31,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	214,947	222,631	(3)%
Medicare Supplement	5,918	4,248	39%
Medicare Part D	5,084	21,561	(76)%
Total Medicare	225,949	248,440	(9)%
Individual and Family	5,769	7,131	(19)%
Ancillary	30,927	15,146	104%
Small Business	1,796	1,646	9%
Total Approved Members	264,441	272,363	(3)%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$1,304	$1,174	11%
Medicare Supplement	1,496	1,270	18%
Medicare Part D	271	155	75%
Individual and Family
Non-Qualified Health Plans	357	396	(10)%
Qualified Health Plans	335	399	(16)%
Ancillary
Short-term	122	108	13%
Dental	138	140	(1)%
Vision	85	86	(1)%
Small Business	255	236	8%
(a)Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 4% and 7%, respectively, for the three months ended December 31, 2025. Constraints for Medicare Advantage, Medicare Supplement and Medicare Part D were 5.5%, 9% and 7%, respectively, for the three months ended December 31, 2024.

Expense Metrics per Approved Member(4)
Medicare Plans
CC&E cost per Medicare Advantage (“MA”)-equivalent approved member	$226	$220	3%
Variable marketing cost per MA-equivalent approved member	372	371	—%
Total acquisition cost per MA-equivalent approved member	$598	$591	1%
Individual and Family Plans (“IFP”)
CC&E cost per IFP-equivalent approved member	$232	$288	(19)%
Variable marketing cost per IFP-equivalent approved member	197	191	3%
Total acquisition cost per IFP-equivalent approved member	$429	$479	(10)%

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(unaudited)

Selected Metrics — Year Ended December 31, 2025

	Year Ended December 31,		% Change
	2025	2024
Approved Members(2)
Medicare
Medicare Advantage	356,831	366,160	(3)%
Medicare Supplement	11,606	13,822	(16)%
Medicare Part D	10,233	27,896	(63)%
Total Medicare	378,670	407,878	(7)%
Individual and Family	15,520	20,671	(25)%
Ancillary	72,215	51,556	40%
Small Business	5,052	5,351	(6)%
Total Approved Members	471,457	485,456	(3)%

	As of December 31,		% Change
	2025	2024
Estimated Membership(5)
Medicare(6)
Medicare Advantage	691,129	690,874	—%
Medicare Supplement	93,913	96,894	(3)%
Medicare Part D	177,108	210,917	(16)%
Total Medicare	962,150	998,685	(4)%
Individual and Family(6)	64,936	78,452	(17)%
Ancillary(6)	187,895	173,760	8%
Small Business(7)	35,772	42,899	(17)%
Total Estimated Membership	1,250,753	1,293,796	(3)%
__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP marketing and advertising expense	$94,231	$97,446	$181,240	$192,631
Stock-based compensation expense	(577)	(621)	(2,268)	(2,413)
Non-GAAP marketing and advertising expense(1)	$93,654	$96,825	$178,972	$190,218

GAAP customer care and enrollment expense	$60,940	$62,675	$162,885	$163,448
Stock-based compensation expense	(286)	(358)	(1,221)	(1,845)
Non-GAAP customer care and enrollment expense(1)	$60,654	$62,317	$161,664	$161,603

GAAP technology and content expense	$16,069	$14,907	$51,829	$53,520
Stock-based compensation expense	(518)	(733)	(2,552)	(3,331)
Non-GAAP technology and content expense(1)	$15,551	$14,174	$49,277	$50,189

GAAP general and administrative expense	$28,738	$27,447	$89,555	$89,765
Stock-based compensation expense	(2,075)	(3,044)	(9,002)	(12,292)
Non-GAAP general and administrative expense(1)	$26,663	$24,403	$80,553	$77,473

GAAP operating costs and expenses	$199,978	$202,541	$487,519	$508,839
Stock-based compensation expense	(3,456)	(4,756)	(15,043)	(19,881)
Impairment, restructuring and other charges	—	(66)	(2,010)	(9,475)
Non-GAAP operating costs and expenses(1)	$196,522	$197,719	$470,466	$479,483

Reconciliation of GAAP Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss) attributable to common stockholders	$73,932	$85,687	$(10,404)	$(34,960)
Preferred stock dividends	5,990	5,646	23,604	22,249
Change in preferred stock redemption value	7,261	6,149	26,844	22,768
GAAP net income	87,183	97,482	40,044	10,057
Stock-based compensation expense	3,456	4,756	15,043	19,881
Depreciation and amortization	3,212	3,827	13,758	16,338
Impairment, restructuring and other charges	—	66	2,010	9,475
Interest expense	3,381	2,642	10,761	11,159
Other income (loss), net	896	(475)	(2,998)	(6,900)
Provision for income taxes	34,800	12,991	18,682	9,255
Adjusted EBITDA(1)	$132,928	$121,289	$97,300	$69,265
Net income margin	27%	31%	7%	2%
Adjusted EBITDA margin(1)	41%	38%	18%	13%
__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2026 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(49.0)	$(32.0)
Impact from preferred stock	57.0	57.0
GAAP net income	8.0	25.0
Stock-based compensation expense	13.0	12.0
Depreciation and amortization	13.0	12.0
Impairment, restructuring and other charges	6.0	6.0
Interest expense	14.0	13.0
Other income, net	(3.0)	(3.0)
Provision for income taxes	4.0	10.0
Adjusted EBITDA(1)	$55.0	$75.0

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands, unaudited)

(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating costs and expenses, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, cancellations of insurance plans offered by health insurance carriers with which we have a relationship, and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands, unaudited)

acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation as well as the number of approved members during the period of estimation from whom we expect to receive commission payments. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual and open enrollment periods. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Therefore, we depend on carriers and others for membership data. Many carriers do not directly report member cancellations to us and thus we must infer cancellations from commission reports that carriers provide by analyzing whether member premium payments to the carrier have ceased for a period of time. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, especially as some of our members pay their premiums less frequently than monthly, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership as of a specified date, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one-to-three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands, unaudited)

aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.
(8)We apply the two-class method in calculating net income (loss) per share attributable to common stockholders as our Series A convertible preferred stock is considered a participating security. Accordingly, such securities are included in the earnings allocation in calculating income per share. Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including participating securities to the extent they are not anti-dilutive. Net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holder of the Series A preferred stock does not have a contractual obligation to share in losses. For the three months ended December 31, 2025, and 2024, net income allocated to common stockholders (basic) was $65,744, and $76,365, respectively, and net income allocated to participating securities (basic) was $8,188 and $9,322, respectively. For the three months ended December 31, 2025, and 2024, net income allocated to common stockholders (diluted) was $66,003 and $76,597, respectively, and net income allocated to participating securities (diluted) was $7,929 and $9,091, respectively.
(9)Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved. members.
(10)LTV-to-CAC ratio is calculated as constrained lifetime value of commissions per Medicare Advantage ("MA")-equivalent approved member for which we are the broker of record divided by total acquisition cost (including customer care and enrollment and variable marketing costs) per MA-equivalent approved member. The number of MA-equivalent approved members is calculated by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented.